UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

NEW AMERICA ENERGY CORP.
Exact name of registrant as specified in its charter

Nevada	000-54243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd., Ste D#138, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

(800) 508-6149
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure Principal Officers

On January 30, 2012, Mr. Rick Walchuk tendered his resignation as Secretary of New America Energy Corp. (the “Company”).

Appointment of Principal Officers and Directors

On January 30, 2012, Mr. Alexandros Tsingos, was appointed a director and Secretary of the Company.

From August 2010 to present, Mr. Alexandros Tsingos has been the General Director and Co-Founder of Greek Minerals of Guinea Ltd., a company currently engaged in sourcing mineral properties in Africa, both exploration and exploitation.  In addition, Mr. Tsingos has been a self-employed business consultant from January 2005 to present, providing consulting services to various companies. Mr. Tsingos has utilized his finance and accounting background to start various small businesses and to assist growth in established companies. His areas of work included retail, hospitality, health, media and banking. Mr. Tsingos has also held consulting positions with various private and public companies.

Mr. Tsingos was educated in the Accounting and Finance fields at the Technological Educational Foundation and the Aristotelean University of Thessaloniki completing his studies in 1985.

Mr. Tsingos is not a director or officer of any other reporting issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New America Energy Corp.

Dated: February 2, 2012	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
`	Title:	Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director